Exhibit 99.1

GAMING PARTNERS INTERNATIONAL AND PROGRESSIVE GAMING
INTERNATIONAL EXPAND RELATIONSHIP

Companies Partner to Expand Use of 13.56 MHz RFID Technology in Casino Equipment

LAS VEGAS, November 30, 2006 — Gaming Partners International Corporation  (NASDAQ: GPIC) (“GPI”) the gaming industry’s leading manufacturer and supplier of casino chips and other table game supplies, and Progressive Gaming International Corporation (NASDAQ: PGIC) (“PGIC”) a leading technology supplier to the gaming industry worldwide, today announced the formation of a strategic alliance that expands the two companies’ existing relationship to develop and market casino currency control equipment incorporating 13.56 MHz RFID microchip technology.

Under the terms of the agreement, PGIC will promote GPI as its exclusive chip manufacturer in the United States and preferred chip manufacturer abroad. GPI will be the sole chip manufacturer dedicated by PGIC to sell 13.56 MHz RFID based peripheral readers in the U.S. and abroad. GPI already holds the exclusive license until 2015 in the United States on two key patents for the sale and use of RFID gaming chips and also for readers for chip security and monitoring purposes.

Additionally, the two companies have agreed to further integrate equipment, software and other products and technologies that make use of PGIC’s 13.56 MHz RFID platform.   GPI and PGIC will also work closely to develop and accelerate the availability of more comprehensive management and tracking systems to enable casinos to make greater use of the data provided by RFID embedded casino currency.

“Besides the already well developed 125 KHz RFID technology, GPI recognizes the potential of 13.56 MHz technology for both GPI and its customers worldwide.  We believe that casinos will need an all encompassing platform, everything from gaming currency — to equipment — to software that analyzes and tracks data, in order to make the best use of high-speed RFID gaming technology,” said Gerard P. Charlier, President and Chief Executive Officer of GPI.

Charlier continued, “By combining the synergistic expertise of both companies, we have created, and will continue to create, a robust suite of high-speed RFID products that we expect will better address the needs of the global casino gaming industry. We believe this strategic alliance is a winning combination that provides both GPI and PGIC with significant growth opportunities and greatly enhances our casino customers’ ability to track player comps and centrally manage asset security.”

President and Chief Executive Officer of Progressive Gaming Russ McMeekin stated, “We are excited at the opportunity of working with GPI to further expand our offering of RFID products. Being able to build off of GPI’s existing products, knowledge and IP for currency tracking will help us provide more value-added products for our RFID customers, thereby driving even greater justification and ROIs when casinos make the decision to implement our technology.”

Moreover, PGIC will lead the development of cage readers and other peripheral readers incorporating Magellan 13.56 MHz RFID technology and software.  The companies will co-promote products developed by one another and products developed jointly through the alliance.

The agreement provides for an initial five year term and is automatically renewable for additional one year terms.

About Gaming Partners International Corporation

Gaming Partners International Corporation, or GPI, manufactures and supplies gaming chips, table layouts, playing cards, dice, gaming furniture, table accessories and other products that are used with casino table games such as blackjack, poker, baccarat, craps and roulette. GPI is headquartered in Las Vegas, Nev., with offices in Beaune, France; San Luis, Mexico; Atlantic City, N.J.; and Gulfport, Miss. GPI sells its casino products directly to licensed casinos throughout the world. For additional information about GPI, visit our Web site at http://www.gpigaming.com.

This press release contains statements that are “forward-looking statements” such as the need for casinos to have an encompassing RFID platform, the demand for high-speed RFID products, the ability to meet the needs of the global casino industry and the expected growth potential opportunities for both GPI and PGIC and the ability to provide more value-added products to our RFID customers as well as the ability to enhance casino customer’s ability to track player comps and manage asset security, within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward looking statements are inherently subject to material risks and uncertainties.  Actual results could differ materially from those currently anticipated.  Factors that could cause actual results to vary materially from these forward-looking statements include: any significant reduction in the growth rate of new and existing casinos in Macau, the failure of the industry to accept our RFID technology, any unfavorable resolution of a significant lawsuit against us, any patent infringement issues, the development of competing technologies by our competitors, the failure of any supplier to timely deliver key raw materials for any of our significant products, any customer cancellation of a significant order included in our backlog, any domestic or international terrorist incidents, and any unexpected taxes, regulatory, charges, costs or difficulties in the operations of our business in multiple jurisdictions or the manufacturing of our products, as well as other risks and uncertainties referred to in GPI’s annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent reports filed from time to time with the Securities and Exchange Commission.  GPI undertakes no duty or obligation to update any of the information contained in this press release.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of integrated casino and jackpot management system solutions for the gaming industry worldwide. This technology is widely used to enhance casino operations and drive greater revenues for existing product as well as our own proprietary table games.

Progressive Gaming International is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution.  Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats.  There are Progressive Gaming International products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements of Progressive Gaming International, including statements regarding the demand for gaming chips with high speed RFID readers and tags and activities expected to occur in connection with Progressive Gaming International’s agreement with GPI, the need for casinos to have an encompassing RFID platform, the demand for high-speed RFID products, the ability to meet the needs of the global casino industry and the expected growth potential opportunities for both GPI and Progressive Gaming International and the ability to provide more value-added products to our customers as well as the ability to enhance casino customers’ ability to track player comps and manage asset security. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the demand for gaming chips with high speed RFID readers and tags may not reach expected levels, risks related to the implementation of Progressive Gaming International’s relationship with GPI, the status of rights licensed from content providers, risks related to Progressive Gaming International’s ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the company, Progressive Gaming International’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of Progressive Gaming International’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as Progressive Gaming International’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to Progressive Gaming International’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. Progressive Gaming International cautions readers not to place undue reliance on any forward-looking statements. Progressive Gaming International does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.